UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018
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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, Arizona		85027
(Address of principal executive offices)		(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 11, 2018, Swift Receivables Company II, LLC ("SRCII"), a wholly-owned subsidiary of Knight-Swift Transportation Holdings Inc., (the "Company"), entered into the Fourth Amendment to Amended and Restated Receivables Purchase Agreement (the "2018 Receivables Purchase Agreement"), which further amends its Amended and Restated Receivables Purchase Agreement, dated June 14, 2013, as amended. The parties to the 2018 Receivables Purchase Agreement are SRCII as the seller, Swift Transportation Services, LLC as the servicer, the various conduit purchasers, the various related committed purchasers, the various purchaser agents, the various letters of credit participants, and PNC Bank, National Association as the issuing bank for letters of credit and as administrator. Pursuant to the related Purchase and Sale Agreement and together with the 2018 Receivables Purchase Agreement, the Company's receivable originator subsidiaries sell, on a revolving basis, undivided interests in all of their eligible accounts receivable to SRCII. In turn, SRCII sells a variable percentage ownership interest in the eligible accounts receivable to the various purchasers.

Among other things, the 2018 Receivables Purchase Agreement:

•	extends the final maturity date from January 10, 2019 to July 11, 2021,

•	decreases the maximum borrowing capacity secured by the receivables from $400 million to $325 million,

•	increases the accordion option from $75 million to $175 million (which increases the maximum borrowing capacity, subject to participation of the purchasers),

•	changes the program fee from one-month LIBOR plus 90 basis points to one-month LIBOR plus 80 to 100 basis points, based on the Company's consolidated total net leverage ratio,

•	changes the commitment fee from 35 basis points to 20 to 40 basis points, based on the percentage of the maximum borrowing capacity utilized, and

•	makes certain changes to reserve and borrowing base calculations, which increase the Company's available liquidity.

The 2018 Receivables Purchase Agreement is subject to fees customary for facilities of this type, as well as various affirmative and negative covenants, representations and warranties, and default and termination provisions customary for facilities of this type. Collections on the underlying receivables by the Company are held for the benefit of SRCII and the various purchasers and are unavailable to satisfy claims of the Company and its subsidiaries.

The foregoing description of the 2018 Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Receivables Purchase Agreement, which will be filed with the Company's Form 10-Q for the quarter ended September 30, 2018.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT
The information set forth in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	July 16, 2018	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer